Exhibit 99.1

KENDLE INTERNATIONAL INC.

ANNUAL INCENTIVE PLAN

1.           Purpose.  The purpose of this Annual Incentive Plan (this "Plan") is to align employee and shareholder interests by providing cash incentives to eligible employees of Kendle International Inc. (the "Company") for meeting and exceeding financial objectives defined each year.

2.           Definitions.  The following capitalized words as used in this Plan shall have the following meanings:

"Affiliate" means any corporation or other entity (including, but not limited to, partnerships, limited liability companies and joint ventures) controlled by the Company.

"Award" means a cash award granted under the Plan to a Participant by the Committee pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish.

"Board" means the Board of Directors of the Company.

"CEO" means the Chief Executive Officer of the Company.

"Code" means the Internal Revenue Code of 1986, as amended.

"Committee" means the Management Development and Compensation Committee of the Board.

"Company" has the meaning given such term in Section 1 of this Plan.

"Employee" means any person employed by the Company or Affiliate, whether such Employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

"Participant" means, as to any Performance Period, any Employee who is selected by the Committee to be eligible to participate in the Plan for that Performance Period, as provided herein.

"Payout Formula" means the formula established by the Committee for determining Awards for a Performance Period based on the level of achievement of the Performance Objectives for the Performance Period.

"Performance Objectives" means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received Awards. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of an Affiliate, division, business unit, department, region or function within the Company or Affiliate in which the Participant is employed. The Performance Objectives may be made relative to the performance of other corporations or other entities.

"Performance Period" means a period of time established by the Committee, in its sole discretion, within which the Performance Objectives relating to an Award are to be achieved.  The Committee may establish different Performance Periods for different Participants, and the Committee may establish concurrent or overlapping Performance Periods.

"Plan" means this Kendle International Inc. Annual Incentive Plan, as amended from time to time.

3.           Plan Administration.  The Committee shall be responsible for administration of the Plan.  The Committee, by majority action, is authorized to interpret the Plan, to prescribe, amend, and rescind regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company and its Affiliates, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan.  Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all Participants.  No member of the Committee shall be liable for any such action or determination made in good faith.  The Committee may delegate to the CEO or other officers of the Company, subject to such terms as the Committee shall determine, authority to perform certain functions, including administrative functions, except that the Committee shall retain exclusive authority to determine matters relating to the CEO and the Company's other executive officers.  In the event of such delegation, all references to the Committee in this Plan shall be deemed references to such officers as it relates to those aspects of the Plan that have been delegated.

4.             Eligibility. The Committee, in its sole discretion, shall determine which Employees will be eligible to participate in the Plan for any given Performance Period. In lieu of expressly selecting eligible Employees for Plan participation, the Committee may establish eligibility criteria providing for participation of all Employees who satisfy such criteria. When making this determination, the Committee shall consider the recommendations of the CEO. Eligible Participants shall be designated by the Committee either before or within 90 days following the beginning of the Performance Period. An Employee who is a Participant for a given Performance Period is neither guaranteed nor assured of being selected for participation in any subsequent Performance Period.

5.             Awards

a.           Within the first 90 days following the beginning of each Performance Period, the Committee shall establish the Performance Objectives and Payout Formula for each Participant.  Each Performance Objective will be weighted by the Committee to reflect its relative importance to the Company in the applicable Performance Period. The Payout Formulas, Performance Objectives and weighting of the Performance Objectives need not be uniform with respect to any or all Participants.  In determining the applicable Payout Formulas, Performance

Objectives or weighting of the Performance Objectives with respect to Participants other than the CEO, the Committee shall consider the recommendations of the CEO.  The Committee may also make Awards to newly hired or newly promoted employees without compliance with such timing and other limitations as provided herein, which Awards may be based on performance during less than the full Performance Period and may be pro rated in the discretion of the Committee.

b.           Participants must achieve the Performance Objectives established by the Committee in order to receive an Award under the Plan.  However, the Committee may determine that only the threshold level relating to a Performance Objective must be achieved for Awards to be paid under the Plan.  Similarly, the Committee may establish a minimum threshold performance level, a maximum performance level, and one or more intermediate performance levels or ranges, with target award levels or ranges that will correspond to the respective performance levels or ranges included in the Payout Formula.

c.           The Committee may in its sole discretion modify such Payout Formulas, Performance Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable (i) to reflect a change in the business, operations, corporate structure or capital structure of the Company or its Affiliates, the manner in which it conducts its business, or other events or circumstances or (ii) in the event that a Participant's responsibilities materially change during a Performance Period or the Participant is transferred to a position that is not designated or eligible to participate in the Plan.

6.             Determination of Awards.   Within the first 60 days following the end of each Performance Period, the Committee shall certify whether and to what extent the Performance Objectives with respect to each Participant for the applicable Performance Period have been achieved and, if such Performance Objectives have been achieved, to approve actual Awards under the Plan pursuant to the applicable Payout Formulas. In determining whether the Performance Objectives have been achieved with respect to Participants other than the CEO, the Committee shall consider the recommendations of the CEO.  The Committee may, in its sole discretion, increase, decrease or eliminate the amount of any Award otherwise payable to any Participant to reflect such Participant's individual performance or such other factors as the Committee deems relevant, in recognition of changed or special circumstances, or for any other reason.

7.             Payment of Awards.  If earned, an Award to a Participant for a particular Performance Period shall be paid in cash following the end of the Performance Period on a date selected by the Committee in its sole discretion.  Unless otherwise determined by the Committee in its sole discretion, a Participant must be employed by the Company or a Subsidiary on the date the Award is to be paid in order to be entitled to payment of any such Award.   Notwithstanding the foregoing, a Participant may elect to defer receipt of payment of an Award in accordance with the terms and subject to the conditions of the Kendle International Inc. Nonqualified Deferred Compensation Plan (or any successor plan).

8.           Tax Withholding. The Company and its Affiliates shall have the right to deduct from all payments made to any person under the Plan any federal, state, local, foreign or other taxes which, in the opinion of the Company and its Affiliates are required to be withheld with respect to such payments.

9.             Source of Payment.  Each Award that may become payable under the Plan shall be paid solely from the general assets of the Company and its Affiliates. Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant's claim of any right to payment of an Award other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

10.             Rights of Employer.  Nothing in the Plan shall interfere with or limit in any way the right of the Company and its Affiliates to terminate any Participant's employment at any time, with or without cause. For purposes of the Plan, the transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a termination of the Participant’s employment.

11.             Transferability.  No right or benefit under this Plan will be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge such right or benefit will be void. No such right or benefit will in any manner be liable for or subject to the debts, liabilities, or torts of a Participant.

12.             Successors.  All obligations of the Company under the Plan shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

13.             Governing Law.  The Plan and all Awards shall be construed in accordance with and governed by the laws of the State of Ohio, but without regard to its conflict of law provisions.

14.             Amendment or Termination. The Board reserves the right, at any time, without either the consent of or any prior notification to any Participant, Eligible Employee or other person, to amend, suspend or terminate the Plan, in whole or in part, in any manner, and for any reason.

15.             Participation by Employees of Affiliates.  Any Affiliate may, by action of its board of directors or equivalent governing body and with the consent of the Board, adopt the Plan; provided that the Board may waive the requirement that such board of directors or equivalent governing body effect such adoption.  By its adoption of or participation in the Plan, the adopting Affiliate shall be deemed to appoint the Company its exclusive agent to exercise on its behalf all of the power and authority conferred by the Plan upon the Company and accept the delegation to the Committee of all the power and authority conferred upon it by the Plan. The authority of the Company to act as such agent shall continue until the Plan is terminated as to the participating Affiliate.  An Award of a Participant employed by a participating Affiliate shall be paid in accordance with the Plan solely by that Affiliate, unless the Board otherwise determines that the Company shall be responsible for payment.